                                                                    EXHIBIT 11.1

                     NU-KOTE HOLDING, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                        FOR THE SIX MONTHS ENDED
                                                                                      ----------------------------
                                                                                      SEPTEMBER 27,  SEPTEMBER 29,
                                                                                          1996           1995
                                                                                      -------------  -------------
PRIMARY
  Shares outstanding:
    Weighted average number of shares outstanding...................................       21,775         21,527
    Net effect of dilutive stock options (1)........................................                       1,031
                                                                                      -------------  -------------
                                                                                           21,775         22,558
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss).................................................................    $  (2,332)     $   1,863
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss) per common share................................................    $   (0.11)     $    0.08
                                                                                      -------------  -------------
                                                                                      -------------  -------------
FULLY DILUTED
  Shares outstanding:
    Weighted average number of shares outstanding...................................       21,775         21,527
    Net effect of dilutive stock options (1)........................................                       1,206
                                                                                      -------------  -------------
                                                                                           21,775         22,733
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss).................................................................    $  (2,332)     $   1,863
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss) per common share................................................    $   (0.11)     $    0.08
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                     NU-KOTE HOLDING, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                       FOR THE THREE MONTHS ENDED
                                                                                      ----------------------------
                                                                                      SEPTEMBER 27,  SEPTEMBER 29,
                                                                                          1996           1995
                                                                                      -------------  -------------
PRIMARY
  Shares outstanding:
    Weighted average number of shares outstanding...................................       21,760         21,463
    Net effect of dilutive stock options (1)........................................                         897
                                                                                      -------------  -------------
                                                                                           21,760         22,360
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss).................................................................    $    (537)     $   6,736
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss) per common share................................................    $   (0.02)     $    0.30
                                                                                      -------------  -------------
                                                                                      -------------  -------------
FULLY DILUTED
  Shares outstanding:
    Weighted average number of shares outstanding...................................       21,760         21,463
    Net effect of dilutive stock options (1)........................................                       1,071
                                                                                      -------------  -------------
                                                                                           21,760         22,534
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss).................................................................    $    (537)     $   6,736
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss) per common share................................................    $   (0.02)     $    0.30
                                                                                      -------------  -------------
                                                                                      -------------  -------------

------------------------

(1) The net effects for the three and six month periods ended September 29, 1995 are based upon the treasury stock method using average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully diluted amounts. For the three and six month periods ended September 27, 1996 stock options are not considered as those periods resulted in net losses, making the stock options anti-dilutive.